EXECUTION VERSION

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is entered into as of September 7, 2011, by ARC PROPERTIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), ARC INCOME PROPERTIES, LLC, a Delaware limited liability company (“ARC Income”), AMERICAN REALTY CAPITAL PARTNERS, LLC, a Delaware limited liability company (“ARC Partners”), ARC INOCME PROPERTIES III, LLC, a Delaware limited liability company (“ARC Income III”, and together with ARC Income and ARC HDCOLSCOO1, a Delaware limited liability company, collectively, the “HD Subsidiary Guarantors”) and ANY ADDITIONAL PLEDGOR (DEFINED HEREIN) THAT BECOMES PARTY TO THIS AGREEMENT PURSUANT TO SECTION 14 HEREOF (Borrower, ARC Income, ARC Partners, ARC Income III and each Additional Pledgor are each a “Pledgor” and collectively “Pledgors”), in favor of RBC CITIZENS, N.A., as Administrative Agent for the benefit of the Secured Parties (defined below).

RECITALS

A.            Reference is hereby made to that certain Credit Agreement dated of even date herewith (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among Borrower, American Realty Capital Properties, Inc., a Maryland corporation, as a Guarantor, the Lenders now or hereafter patty to the Credit Agreement (the “Lenders”), and RBS Citizens, N.A., as Administrative Agent for the benefit of the Lenders (“Administrative Agent”) and as L/C Issuer (“L/C Issuer”) (Administrative Agent, L/C Issuer, and the Lenders, together with their respective successors and assigns, are each a “Secured Party,” and collectively the “Secured Parties”). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

B.            Pledgors are the legal and beneficial owner of Equity Interests in the Subsidiary Guarantors, which include partnership interests in limited partnerships or general partnerships, as the case may be, and membership interests in limited liability companies, if any, described as owned by such Pledgor in Schedule 1 attached hereto.

C.            The Credit Agreement requires that each Pledgor grant to Administrative Agent, for the benefit of the Secured Parties, the Liens contemplated by this Agreement.

NOW, THEREFORE, as an inducement to the Secured Parties to enter into the Credit Agreement and to make Loans and issue Letters of Credit to Borrower thereunder, and to extend such credit to Borrower as the Secured Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:

Section 1.                 PLEDGE OF SECURITY. Each Pledgor hereby pledges and assigns to Administrative Agent, for the benefit of the Secured Parties, and hereby grants to Administrative Agent, for the benefit of the Secured Parties, a Lien in, all of such Pledgor’ s right, title, and interest in and to the following, whether now owned or existing or hereafter acquired or arising (the “Collateral”):

(a)           the Equity Interests in each Subsidiary Guarantor other than the HD Subsidiary Guarantors, including without limitation all of such Pledgor’s right, title, and interest as a partner in each Subsidiary Guarantor (if it is a partnership) or as a member of each Subsidiary Guarantor (if it is a limited liability company), whether such right, title, and interest arises under any partnership agreement or limited liability company agreement (any such agreement being a “Formation Agreement”) or otherwise (the “Pledged Subsidiary Guarantor Equity Interests”);

(b)            49% of the Equity Interests in each HD Subsidiary Guarantor, including without limitation 49% of such Pledgor’s right, title, and interest as a member of each HD Subsidiary Guarantor, whether such right, title, and interest arises under any Formation Agreement or otherwise (the “Pledged HD Subsidiary Guarantor Equity Interests”, and together with the Pledged Subsidiary Guarantor Equity Interests, the “Pledged Equity Interests”);

(c)            all dividends, distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, documents, and other property relating to for any or all of the Pledged Equity Interests;

(d)            all voting rights and/or rights to control or direct the affairs of each Subsidiary Guarantor;

(e)            all ownership record books relating to the Pledged Equity Interests; and

(f)            to the extent not covered by clauses (a) through (e) above, all proceeds of any or all of the foregoing Collateral. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when any Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to such Pledgor, from time to time with respect to any of the Collateral and any all proceeds as defined in the Uniform Commercial Code, as adopted in the State of New York.

Section 2.                 SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor in favor of Administrative Agent, for the benefit of the Secured Parties, to secure the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise, including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) of all of the Obligations (including all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees, and expenses incurred by any Secured Party in connection with the collection or enforcement thereof) whether for principal, interest, or fees (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such Obligations), including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower arising under the Credit Agreement and the other Loan Documents (all such obligations and liabilities being the “Underlying Debt”), and all obligations of each Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgors, together with the Underlying Debt, being the “Secured Obligations”).

Section 3.                 DELIVERY OF COLLATERAL. In the event that at any time after the date hereof the Collateral shall be evidenced by certificates or instruments, all certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Administrative Agent, for the benefit of the Secured Parties, pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor’ s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Administrative Agent. Administrative Agent, for the benefit of the Secured Parties, shall have the right, at any time, in its discretion and without notice to any Pledgor, to transfer to or to register in the name of Administrative Agent, or any of its nominees, any or all of the Collateral. In addition, Administrative Agent, for the benefit of the Secured Parties, shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

Section 4.                 REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants, as of the date hereof, that:

(a)           Binding Obligation/ Perfection. The pledge of the Collateral pursuant to this Agreement creates a valid first priority and perfected Lien in the Collateral, securing the payment of the Secured Obligations. Once financing statements covering the Collateral have been properly filed in the jurisdictions listed on Schedule 1 hereto, Administrative Agent’s Lien in the Collateral, for the benefit of the Secured Parties, will be fñlly perfected and such Lien will constitute a first-priority Lien on such Collateral. Other than the financing statements with respect to this Agreement, there are no other financing statements covering any Collateral. The creation of the Lien in the Collateral does not require the consent of any Person that has not been obtained.

(b)           Due Authorization, Formation Documents, etc. (i) There have been no amendments, modifications, or supplements to any Formation Agreement of any Subsidiary Guarantor, or any certificate or agreement relating to such Subsidiary Guarantor, of which Administrative Agent has not been advised in writing; (ii) no default or breach or potential default or breach has occurred and is continuing under any Formation Agreement; (iii) no approval or consent of any Person is required as a condition to the validity and enforceability of the Lien created hereby or the consummation of the transactions contemplated hereby that has not been duly obtained by such Pledgor; (iv) each Pledgor has good title to the Collateral, free and clear of all Liens and encumbrances (except for the Lien granted hereby); (v) the Equity Interests are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Formation Agreement or applicable securities Laws; and (vi) all capital contributions required to be made pursuant to the terms of the Formation Agreement for each Subsidiary Guarantor have been made.

(c)           Description of Collateral. Schedule 1 accurately lists all Equity Interests which each Pledgor has any rights, titles, or interest and the amount of such Equity Interests that constitute Pledged Equity Interests; provided that the failure to accurately list all Equity Interests pledged by any Pledgor shall not impair the Liens of the Secured Parties created hereby or otherwise adversely affect the rights and remedies of the Secured Parties hereunder with respect thereto.

(d)           Governmental Authorizations. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge by any Pledgor of the Collateral pursuant to this Agreement and the grant by any Pledgor of the Liens granted hereby, (ii) the execution, delivery, or performance of this Agreement by any Pledgor, or (iii) the exercise by Administrative Agent, for the benefit of the Secured Parties, of the voting or other rights, or the remedies in respect of the Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Collateral by Laws affecting the offering and sale of securities generally).

(e)           Margin Regulations. The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

Section 5.                 ASSURANCES AND COVENANTS OF EACH PLEDGOR.

(a)           Transfers and Other Liens. No Pledgor shall:

(i)           sell, assign (by operation of Law or otherwise), pledge, hypothecate, or otherwise dispose of, or grant any option with respect to any of the Collateral (except for the Lien created under this Agreement); provided that each Pledgor may sell or dispose of any Collateral to the extent such sale or disposition is not otherwise prohibited under the Credit Agreement and, to the extent such sale or disposition is permitted by this Section 5(a), such sold or disposed of Collateral shall be released from the Lien of this Agreement as provided in Section 15; or

(ii)           create or suffer to exist any Lien upon or with respect to any of the Collateral (except for the Lien created under this Agreement).

(b)          Additional Collateral of Existing Subsidiary Guarantors. Each Pledgor (i) shall cause each Subsidiary Guarantor not to issue any Equity Interests in addition to or in substitution for any Equity Interests issued by such Subsidiary Guarantor except to such Pledgor, and (ii) hereby pledges and assigns hereunder to Administrative Agent, for the benefit of the Secured Parties, and grants hereunder a Lien to Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 5(d), in any and all additional Equity Interests of each Subsidiary Guarantor promptly upon such Pledgor’ s acquisition (directly or indirectly) thereof.

(c)           Additional Collateral of Additional Subsidiary Guarantors. Pursuant to Section 14 below, Borrower and ARC Income shall pledge and assign, or cause an Additional Pledgor to pledge and assign, the Equity Interests, of any additional Subsidiary Guarantor that becomes a Loan Party under the Credit Agreement after the date hereof.

(d)           Pledge Amendments. Each Pledgor shall, upon pledging any additional Equity Interests of any additional Subsidiary Guarantor pursuant to Sections 5(b) or (c), deliver to Administrative Agent, for the benefit of the Secured Parties, a Pledge Amendment, substantially in the form of Exhibit A attached hereto, duly executed by such Pledgor, in respect of the additional Equity Interests to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Administrative Agent, for the benefit of the Secured Parties, to attach each Pledge Amendment to this Agreement and agrees that all Equity Interests listed on such Pledge Amendment delivered to Administrative Agent, for the benefit of the Secured Parties, shall for all purposes hereunder be considered part of the Collateral; provided that the failure of any Pledgor to execute a Pledge Amendment with respect to any additional Equity Interests pledged pursuant to this Agreement shall not impair the Liens of the Secured Parties created hereby or otherwise adversely affect the rights and remedies of Administrative Agent, for the benefit of the Secured Parties, hereunder with respect thereto.

(e)           Taxes and Assessments. Each Pledgor shall pay promptly when due all taxes, assessments, and governmental charges, or levies imposed upon, and all claims against, the Collateral, except for those taxes, assessments and governmental charges, or levies which are being contested in good faith by appropriate proceedings, diligently conducted, and for which adequate reserves have been provided in accordance with GAAP; provided that each Pledgor shall in any event pay such taxes, assessments, charges, levies, or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ, or warrant of attachment entered or filed against such Pledgor or any of the Collateral as a result of the failure to make such payment.

(f)           Notices. (i) Except as otherwise may be expressly permitted under the terms of the Credit Agreement, Pledgor shall promptly notify Administrative Agent of (A) any change in any fact or circumstances represented or warranted by such Pledgor with respect to any of the Collateral or Secured Obligations; (B) any claim, action, or proceeding affecting title to all or any of the Collateral; (C) any material change in the nature of the Collateral; (D) any material damage to or loss of Collateral; and (E) the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could have a material adverse effect on any of the Collateral; and (ii) give Administrative Agent at least thirty (30) days written notice before any proposed (A) relocation of such Pledgor’ s principal place of business or chief executive office; (B) change of such Pledgor’ s name, identity, or corporate structure; (C) relocation of the place where such Pledgor’s books and records concerning its accounts are kept; and (D) change of such Pledgor’s jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Pledgor shall execute and deliver all such additional documents and perform all additional acts as Administrative Agent, for the benefit of the Secured Parties, in its sole discretion, may request in order to continue or maintain the existence and priority of the Liens in all of the Collateral.

(g)          Further Assurances Perfection. Each Pledgor shall from time to time, at the expense of such Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and desirable, or that Administrative Agent, for the benefit of the Secured Parties, may reasonably request, in order to perfect and protect the Liens granted or purported to be granted hereby or to enable Administrative Agent, for the benefit of the Secured Parties, to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Pledgor. Without limiting the generality of the foregoing, each Pledgor will:

(i)           authenticate and file, or authorize Administrative Agent, for the benefit of the Secured Parties, to file, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Administrative Agent, for the benefit of the Secured Parties, may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby;

(ii)           at Administrative Agent’s request, appear in and defend any action or proceeding that may affect any Pledgor’s title to or Administrative Agent’s Liens in all or any part of the Collateral; and

(iii)           take any and all action that may be necessary or appropriate to cause each Subsidiary Guarantor to register the Lien of Administrative Agent, for the benefit of the Secured Parties, in the Equity Interests, including, without limitation, to deliver to cause such Subsidiary Guarantor to register the Lien granted hereby upon the books of such partnership or limited liability company, as the case may be, in accordance with Article 8 of the Uniform Commercial Code, as adopted in the State of New York (the “Code”).

(h)          Authorization to File Financing Statements.

(i)           Each Pledgor hereby authorizes Administrative Agent, for the benefit of the Secured Parties, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as Administrative Agent shall deem appropriate, and each Pledgor shall authenticate and deliver to Administrative Agent, for the benefit of the Secured Parties, such financing or continuation statements, and amendments thereto, promptly upon the request of Administrative Agent and, shall pay Administrative Agent’s reasonable costs and expenses incurred in connection therewith.

(ii)          Each Pledgor hereby further authorizes Administrative Agent, for the benefit of the Secured Parties, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor, and each Pledgor agrees that a carbon, photographic, or other reproduction of this Agreement, or of a financing statement authenticated by such Pledgor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

(i)           Formation Agreements. Each Pledgor shall, at its expense, maintain each applicable Formation Agreement in full force and effect, without any cancellation, termination, amendment, supplement, or other modification of such Formation Agreement, except as explicitly required by its terms (as in effect on the date hereof), except for amendments, supplements, or other modifications that do not adversely affect the interests of the Lenders in any material respect, and except for Formation Agreements in respect of Equity Interests of partnerships or limited liability companies that have been released from this Agreement under Section 15.

Section 6.                 VOTING RIGHTS; DIVIDENDS; ETC.

(a)           So long as no Default shall have occurred and be continuing:

(i)           each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Documents;

(ii)           each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Liens of this Agreement, any and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any Collateral; and

(iii)           Administrative Agent shall promptly execute and deliver (or cause to be executed and delivered) to Pledgors all such instruments as any Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)          Upon the occurrence and during the continuance of a Default:

(i)           upon written notice from Administrative Agent, for the benefit of the Secured Parties, to Pledgors, all rights of any Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all such rights shall thereupon become vested in Administrative Agent, for the benefit of the Secured Parties, who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii)           all rights of any Pledgor to receive the dividends, cash, warrants, rights, instruments, and other property or proceeds in respect of or in exchange for any Collateral which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in Administrative Agent, for the benefit of the Secured Parties, who shall thereupon have the sole right to receive and hold as Collateral such dividend payments; and

(iii)             all dividends, cash, warrants, rights, instruments, and other property or proceeds in respect of or in exchange for any Collateral which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of Secured Parties, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Administrative Agent, for the benefit of the Secured Parties, as Collateral in the same form as so received (with any necessary endorsements).

(c)           In order to permit Administrative Agent, for the benefit of the Secured Parties, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 6(b)(ii), each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Administrative Agent, for the benefit of the Secured Parties, all such proxies, dividend payment orders, and other instruments as Administrative Agent may from time to time reasonably request.

(d)           Notwithstanding any of the foregoing, each Pledgor agrees that this Agreement shall not in any way be deemed to obligate Administrative Agent to assume any of such Pledgor’s obligations, duties, expenses, or liabilities arising out of this Agreement (including, without limitation, such Pledgor’s obligations as the holder Equity Interests) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the “Pledgor Obligations”) unless Administrative Agent, for the benefit of the Secured Parties, otherwise expressly agrees to assume any or all of said Pledgor Obligations in writing. Without limiting the generality of the foregoing, neither the grant of the Liens in the Collateral in favor of the Secured Parties as provided herein nor the exercise by any Administrative Agent, for the benefit of the Secured Parties, of any of its rights hereunder nor any action by any Administrative Agent, for the benefit of the Secured Parties, in connection with a foreclosure on the Collateral shall be deemed to constitute Administrative Agent as a partner of any partnership or a member of any limited liability company, provided that in the event Administrative Agent, for the benefit of the Secured Parties, elects to become a substituted partner of any partnership or a member of any limited liability company in place of Pledgor while a Default has occurred and is continuing, Administrative Agent, for the benefit of the Secured Parties, shall be entitled to and shall become such a substitute partner or member.

Section 7.                SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints Administrative Agent, for the benefit of the Secured Parties, as such Pledgor’ s attorney-in-fact, with full authority in the place and instead of such Pledgor and in the name of such Pledgor, Administrative Agent, for the benefit of the Secured Parties, or otherwise, from time to time in Administrative Agent’s discretion:

(a)           if a Default exists, to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           if a Default exists, to receive, endorse, and collect any instruments made payable to any Pledgor representing any dividend payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

(c)           if a Default exists, to file any claims or take any action or institute any proceedings that Administrative Agent, for the benefit of the Secured Parties, may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Parties with respect to any of the Collateral.

Section 8.                 ADMINISTRATIVE AGENT MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, then Administrative Agent, for the benefit of the Secured Parties, may itself perform, or cause performance of, such agreement, and the expenses of Administrative Agent incurred in connection therewith shall be payable by such Pledgor under Section 12.

Section 9.                 STANDARD OF CARE. The powers conferred on Administrative Agent, for the benefit of the Secured Parties, hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon Administrative Agent to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession or under its control and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral, it being understood that Administrative Agent shall have no responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters; (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession or control of the Collateral) to preserve rights against any parties with respect to any Collateral; (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guaranty therefor, or any part thereof, or any of the Collateral; or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. Administrative Agent, for the benefit of the Secured Parties, shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which Administrative Agent, for the benefit of the Secured Parties, accords its own property consisting of negotiable securities.

Section 10.               REMEDIES.

(a)           If any Default shall have occurred and be continuing, then Administrative Agent, for the benefit of the Secured Parties, may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and Administrative Agent, for the benefit of the Secured Parties, may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as Administrative Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Any Secured Party may be the purchaser of any or all of the Collateral at any such sale and Administrative Agent, for the benefit of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any Law now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ prior notice to the applicable Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree, provided that that Pledgors do not waive the requirements of Section 9-610 of the Code with respect to any sale or other disposition of the Collateral that is conducted under such Section.

(b)           Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 (as from time to time amended, the “Securities Act”) and applicable state securities Laws, Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities Laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would, or should, agree to so register it.

(c)           If Administrative Agent, for the benefit of the Secured Parties, determines to exercise its right to sell any or all of the Collateral, then upon Administrative Agent’s written request, each Pledgor shall and shall cause each issuer of any Equity Interest to be sold hereunder from time to time to furnish to Administrative Agent all such information Administrative Agent may request in order to determine the number instruments included in the Collateral which may be sold by Administrative Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

Section 11.               APPLICATION OF PROCEEDS. All proceeds received by Administrative Agent, for the benefit of the Secured Parties, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held and applied in accordance with the Credit Agreement.

Section 12.               INDEMNIFICATION AND EXPENSES.

(a)           Each Pledgor agrees to indemnify each Secured Party from and against any and all claims, losses, and liabilities in any way relating to, growing out of, or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses, or liabilities result from such Secured Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)           Each Pledgor shall indemnify each Secured Party and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Pledgor arising out of, in connection with, or as a result of (i) the execution or delivery or enforcement of this Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations, the consummation of the transactions contemplated hereby, or, in the case of Administrative Agent and its Related Parties only, the administration of this Agreement; or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Pledgor or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)            Each Pledgor shall pay to Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with (i) the administration of this Agreement; (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of Administrative Agent hereunder; or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof. The obligations of Pledgors under the preceding sentence shall survive termination of this Agreement.

Section 13.               CONTINUING LIEN; TRANSFER OF LOANS; TERMINATION OF LIENS. This Agreement shall create a continuing Lien in the Collateral and shall: (a) remain in full force and effect until the payment in full of all Secured Obligations, the termination of the obligations of (x) the Lenders to make Loans, (y) Swing Line Lender to make Swing Line Loans and (z) L/C Issuer to issue Letters of Credit, under the Loan Documents, and the expiration of all Letters of Credit; (b) be binding upon each Pledgor, its successors and assigns; and (c) inure, together with the rights and remedies of Administrative Agent, for the benefit of the Secured Parties, hereunder. Without limiting the generality of the foregoing clause (c), but subject to the relevant provisions of the Loan Documents, any Secured Party may assign or otherwise transfer any Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the termination of the obligations of (x) the Lenders to make Loans, (y) Swing Line Lender to make Swing Line Loans and (z) L/C Issuer to issue Letters of Credit, under the Loan Documents, and the expiration of all Letters of Credit, the Liens granted hereby shall terminate and all rights to the Collateral shall revert to Pledgors. Upon any such termination, Administrative Agent will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination and Pledgors shall be entitled to the return, upon their request and at their expense, against receipt and without recourse to Administrative Agent, of such Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

Section 14.               ADDITIONAL PLEDGORS. Borrower and ARC Income each hereby agree that it shall, concurrently with the pledge of any Equity Interests pursuant to Section 5(c) cause the Person that becomes the legal and beneficial owner of such Equity Interests if such Person is not already a Pledgor (an “Additional Pledgor”) to enter into a joinder hereto, substantially in the form of Exhibit B, together with a Pledge Amendment in the form of Exhibit A, listing the Collateral to be pledged by such Additional Pledgor, unless such Pledgor executes a separate Pledge Agreement covering such Collateral. Such Additional Pledgor hereby authorizes Administrative Agent, for the benefit of the Secured Parties, to attach any Pledge Amendment executed by an Additional Pledgor to this Agreement and agrees that all Equity Interests listed on any Pledge Amendment delivered to Administrative Agent, for the benefit of the Secured Parties, shall, for all purposes hereunder, be considered Collateral. Such Additional Pledgor shall comply with the provisions of Section 3 with respect to delivery of the Equity Interests.

Section 15.              RELEASE OF COLLATERAL. So long as no Default exists or would result therefrom, Administrative Agent, for the benefit of the Secured Parties, shall release Collateral from the Liens created by this Agreement upon any of the following events: (i) delivery to Administrative Agent, for the benefit of the Secured Parties, of a certificate of a Responsible Officer of the applicable Pledgor requesting the release of Equity Interests issued by a Subsidiary Guarantor identified in such certificate and stating that, on the date of certificate, such Subsidiary Guarantor no longer owns any Borrowing Base Properties; and (ii) upon termination of Liens pursuant to Section 13. Upon any release of Collateral pursuant to the terms of this Section 15, Administrative Agent shall thereupon return to the respective Pledgor or to its order any and all certificates and other instruments evidencing or relating to such released Collateral and Administrative Agent will, at Pledgors’ expense, file, or will authorize the respective Pledgor to file, an amendment to any financing statement releasing such Collateral.

Section 16.              AMENDMENTS; ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Pledgors and Administrative Agent, for the benefit of the Secured Parties. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 17.               NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.02 of the Credit Agreement. All notices or other communications hereunder shall be made to the applicable address, as follows: (i) if addressed to Administrative Agent, then to the address specified for Administrative Agent set forth on Schedule 11.02 of the Credit Agreement; and (ii) if addressed to Borrower, ARC Income or any other Pledgor, then to the address specified for Borrower set forth on Schedule 11.02 of the Credit Agreement. Any party to this Agreement may change its address, telecopier or telephone number for notices and other communications in accordance with the terms and provisions set forth in Section 11.02(d) of the Credit Agreement.

Section 18.              FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Administrative Agent, for the benefit of the Secured Parties, in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 19.               SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 20.               HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 21.               GOVERNING LAW; JURISDICTION; ETC.

(a)           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WiTH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 21(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

Section 22.               COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 23.              FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank;
Signature Pages to Follow]

IN WITNESS WHEREOF, each Pledgor and Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first written above.

PLEDGORS:

ARC PROPERTIES OPERATING PARTNERSHIP,
L.P., a Delaware limited partnership

By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	President

ARC INCOME PROPERTIES, LLC, a Delaware limited
partnership

By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	President

Signature Page to
Pledge Agreement

AMERICAN REALTY CAPITAL PARTNERS, LLC
ARC INCOME PROPERTIES III, LLC,
each a Delaware limited liability company

By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	President

Signature Page to
Pledge Agreement

ADMINISTRATIVE AGENT:

RBS CITIZENS, N.A.

By:	/s/ Michelle L. Lyles
	Name:	Michelle L. Lyles
	Title:	Assistant Vice President

Signature Page to
Pledge Agreement

Acknowledged and Agreed as of the date first written above:

SUBSIDIARY GUARANTORS:

CRE JV Mixed Five CT Branch Holdings LLC
CRE JV Mixed Five DE Branch Holdings LLC
CRE JV Mixed Five IL 2 Branch Holdings LLC
CRE JV Mixed Five IL 3 Branch Holdings LLC
CRE JV Mixed Five IL 4 Branch Holdings LLC
CRE JV Mixed Five IL 5 Branch Holdings LLC
CRE JV Mixed Five MI 1 Branch Holdings LLC
CRE JV Mixed Five MI 2 Branch Holdings LLC
CRE JV Mixed Five MI 3 Branch Holdings LLC
CRE JV Mixed Five MI 4 Branch Holdings LLC
CRE JV Mixed Five MI 5 Branch Holdings LLC
CRE JV Mixed Five MI 6 Branch Holdings LLC
CRE JV Mixed Five MI 7 Branch Holdings LLC
CRE JV Mixed Five NH Branch Holdings LLC
CRE JV Mixed Five NY 1 Branch Holdings LLC
CRE JV Mixed Five NY 2 Branch Holdings LLC
CRE JV Mixed Five NY 3 Branch Holdings LLC
CRE JV Mixed Five NY 4 Branch Holdings LLC
CRE JV Mixed Five NY 5 Branch Holdings LLC
CRE JV Mixed Five OH 1 Branch Holdings LLC
CRE JV Mixed Five OH 2 Branch Holdings LLC
CRE JV Mixed Five OH 3 Branch Holdings LLC
CRE JV Mixed Five OH 4 Branch Holdings LLC
CRE JV Mixed Five OH 5 Branch Holdings LLC
CRE JV Mixed Five OH 6 Branch Holdings LLC
CRE JV Mixed Five OH 7 Branch Holdings LLC
CRE JV Mixed Five PA Branch Holdings LLC
CRE JV Mixed Five VT Branch Holdings LLC
ARC Income Properties, LLC
American Realty Capital Partners, LLC
ARC Income Properties III, LLC
ARC HDCOLS001, LLC
each a Delaware limited liability company

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

ARCP TRS Corp., a Delaware corporation

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

Signature Page to
Pledge Agreement

SCHEDULE 1

Limited Liability Companies

Pledgor	Limited Liability Company	Jurisdiction of Organization	Percent Interest	Percent Pledged
ARC Properties Operating Partnership, L.P.	ARC Income Properties, LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five CT Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five DE Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five IL 4 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five IL 2 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five IL 3 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five IL 5 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five MI 7 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five MI 2 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five MI 3 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five MI 4 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five MI 1 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five MI 6 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five MI 5 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five NH Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five NY 1 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five NY 3 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five NY 4 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five NY 2 Branch Holdings LLC	DE	100%	100%

Schedule 1

Pledgor	Limited Liability Company	Jurisdiction of Organization	Percent Interest	Percent Pledged
ARC Income Properties, LLC	CRE JV Mixed Five NY 5 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five OH 1 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five OH 2 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five OH 3 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five OH 4 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five OH 5 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five OH 6 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five OH 7 Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five PA Branch Holdings LLC	DE	100%	100%
ARC Income Properties, LLC	CRE JV Mixed Five VT Branch Holdings LLC	DE	100%	100%
ARC Properties Operating Partnership, L.P.	American Realty Capital Partners, LLC	DE	100%	49%
American Realty Capital Partners, LLC	ARC Income Properties III, LLC	DE	100%	49%
ARC Income Properties III, LLC	ARC HDCOLSC001, LLC	DE	100%	49%

Corporations

Pledgor	Stock Issuer	Jurisdiction of Organization	Class of Stock	Stock Certificate Nos.	Number of Shares
ARC Properties Operating Partnership, L.P.	ARCP TRS Corp.	DE

Schedule 1

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment, dated ______________, 20 ___, is delivered pursuant to Section 5(d) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of September 6, 2011, between the undersigned, each other Pledgor party thereto, and RBS Citizens, N.A., for the benefit of the Secured Parties, (the “Pledge Agreement;” capitalized terms defined therein being used herein as therein defined), and that the Equity Interests listed on this Pledge Amendment shall be deemed to be part of the Equity Interests and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGOR:

By:
Name:
Title:

Exhibit A

EXHIBIT B

COUNTERPART TO PLEDGE AGREEMENT

In witness whereof, the undersigned Additional Pledgor has caused this Pledge Agreement to be executed and delivered by its officer thereunto duly authorized as of ____________, 20 ____, and has delivered herewith, all items required by Section 14 of this Pledge Agreement.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

Address for Notice:

Exhibit B